
                                                          Financial  Statements
                                                          Item 6(b) 1-A
                                                          Page 1 of 34

                           GPU, Inc. and Subsidiaries
                           Consolidated Balance Sheets
                        Actual and Pro Forma (unaudited)
                               September 30, 2000
                   -----------------------------------------

                                                               (In Thousands)
ASSETS                                                Actual     Adjustments     Pro Forma
------                                                ------     -----------     ---------

Utility Plant:
  Utility plant in service                         $ 9,941,749   $       -      $ 9,941,749
  Accumulated depreciation                          (3,218,081)          -       (3,218,081)
                                                   -----------   -----------    -----------
      Net utility plant in service                   6,723,668           -        6,723,668
  Construction work in progress                        222,281           -          222,281
  Other, net                                            18,687           -           18,687
                                                   -----------   -----------    -----------
      Net utility plant                              6,964,636           -        6,964,636
                                                   -----------   -----------    -----------


Other Property and Investments:
  Equity investments                                   223,297           -          223,297
  Goodwill, net                                      1,999,695           -        1,999,695
  Nuclear decommissioning trusts, at market            389,588           -          389,588
  Nuclear fuel disposal trust, at market               125,698           -          125,698
  Other, net                                           613,667           -          613,667
                                                   -----------   -----------    -----------
      Total other property and investments           3,351,945           -        3,351,945
                                                   -----------   -----------    -----------


Current Assets:
  Cash and temporary cash investments                  398,807        87,804        486,611
  Marketable securities                                 30,953           -           30,953
  Special deposits                                      66,239           -           66,239
  Accounts receivable:
    Customers, net                                     608,316           -          608,316
    Other                                              211,166           -          211,166
  Unbilled revenues                                    163,383           -          163,383
  Costs and estimated earnings in excess
    of billings on uncompleted contracts                28,846           -           28,846
  Materials and supplies, at average cost or less       78,258           -           78,258
  Deferred income taxes                                 37,948           -           37,948
  Prepayments                                          282,205           -          282,205
                                                   -----------   -----------    -----------
     Total current assets                            1,906,121        87,804      1,993,925
                                                   -----------   -----------    -----------


Deferred Debits and Other Assets:
  Regulatory assets, net                             5,020,086           -        5,020,086
  Deferred income taxes                              2,501,836           -        2,501,836
  Other                                                588,462           -          588,462
                                                   -----------   -----------    -----------
      Total deferred debits and other assets         8,110,384           -        8,110,384
                                                   -----------   -----------    -----------


      Total Assets                                 $20,333,086   $    87,804    $20,420,890
                                                   ===========   ===========    ===========


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


                                                          Financial  Statements
                                                          Item 6(b) 1-A
                                                          Page 2 of 34

                           GPU, Inc. and Subsidiaries
                           Consolidated Balance Sheets
                        Actual and Pro Forma (unaudited)
                               September 30, 2000
                   -----------------------------------------

                                                                (In Thousands)
LIABILITIES AND CAPITALIZATION                        Actual     Adjustments     Pro Forma
                                                   -----------   -----------    -----------

Capitalization:
  Common stock                                     $   331,958   $       -      $   331,958
  Capital surplus                                    1,014,196          (822)     1,013,374
  Retained earnings                                  2,317,970        (2,275)     2,315,695
  Accumulated other comprehensive loss                 (59,628)          -          (59,628)
                                                   -----------   -----------    -----------
      Total                                          3,604,496        (3,097)     3,601,399
  Reacquired common stock, at cost                    (313,643)       38,626       (275,017)
                                                   -----------   -----------    -----------
      Total common stockholders' equity              3,290,853        35,529      3,326,382
  Cumulative preferred stock:
    With mandatory redemption                           51,500           -           51,500
    Without mandatory redemption                        12,649           -           12,649
  Subsidiary-obligated mandatorily redeemable
    preferred securities                               125,000           -          125,000
  Trust preferred securities                           200,000           -          200,000
  Long-term debt                                     4,268,567           -        4,268,567
                                                   -----------   -----------    -----------
      Total capitalization                           7,948,569        35,529      7,984,098
                                                   -----------   -----------    -----------


Current Liabilities:
  Securities due within one year                       919,624           -          919,624
  Notes payable                                      1,486,722        50,000      1,536,722
  Bank overdraft                                       248,666           -          248,666
  Obligations under capital leases                         474           -              474
  Accounts payable                                     456,348           -          456,348
  Billings in excess of costs and estimated
    earnings on uncompleted contracts                   21,751           -           21,751
  Taxes accrued                                          6,379        (1,225)         5,154
  Interest accrued                                      80,811         3,500         84,311
  Other                                                450,383           -          450,383
                                                   -----------   -----------    -----------
      Total current liabilities                      3,671,158        52,275      3,723,433
                                                   -----------   -----------    -----------

Deferred Credits and Other Liabilities:
  Deferred income taxes                              3,847,077           -        3,847,077
  Unamortized investment tax credits                    45,745           -           45,745
  Three Mile Island Unit 2 future costs                507,577           -          507,577
  Purchase power contract loss liability             3,309,791           -        3,309,791
  Other                                              1,003,169           -        1,003,169
                                                   -----------   -----------    -----------
      Total deferred credits and other liabilities   8,713,359           -        8,713,359
                                                   -----------   -----------    -----------


      Total Liabilities and Capitalization         $20,333,086   $    87,804    $20,420,890
                                                   ===========   ===========    ===========



                                                          Financial Statements
                                                          Item 6(b) 1-A
                                                          Page 3 of 34

                           GPU, Inc. and Subsidiaries
             Consolidated Statements of Income and Retained Earnings
                        Actual and Pro Forma (unaudited)
                 For The Twelve Months Ended September 30, 2000
                    -----------------------------------------

                                                                  (In Thousands)
                                                      Actual       Adjustments    Pro Forma
                                                    ----------       --------    ----------

Operating Revenues                                  $5,283,539       $   -       $5,283,539
                                                    ----------       --------    ----------

Operating Expenses:
  Fuel                                                 104,738           -          104,738
  Power purchased and interchanged                   2,015,721           -        2,015,721
  Deferred costs, net                                 (214,008)          -         (214,008)
  Other operation and maintenance                    1,632,493           -        1,632,493
  Loss on sale of business                             372,492           -          372,492
  Depreciation and amortization                        560,693           -          560,693
  Taxes, other than income taxes                       219,740           -          219,740
                                                    ----------       --------    ----------
       Total operating expenses                      4,691,869           -        4,691,869
                                                    ----------       --------    ----------

Operating Income                                       591,670           -          591,670
                                                    ----------       --------    ----------

Other Income and Deductions:
  Allowance for other funds used during
      construction                                       1,198           -            1,198
  Equity in undistributed earnings
   of affiliates, net                                   32,654           -           32,654
  Other income, net                                    120,901           -          120,901
                                                    ----------       --------    ----------
      Total other income and deductions               154,753           -           154,753
                                                    ----------       --------    ----------

Income Before Interest Charges and
 Preferred Dividends                                   746,423           -           746,423
                                                    ----------       --------    ----------

Interest Charges and Preferred Dividends:
  Long-term debt and notes payable                     514,607          3,500       518,107
  Subsidiary-obligated trust preferred securities       13,689            -          13,689
  Subsidiary-obligated mandatorily
   redeemable preferred securities                      12,900            -          12,900
  Other interest                                        11,599            -          11,599
  Allowance for borrowed funds used
   during construction                                  (3,468)           -          (3,468)
  Preferred stock dividends of subsidiaries              7,891            -           7,891
                                                    ----------       --------    ----------
       Total interest charges and
                preferred dividends                    557,218          3,500       560,718
                                                    ----------       --------    ----------

Income  Before Income Taxes and Minority Interest      189,205            -         185,705
  Income taxes                                          87,514         (1,225)       86,289
  Minority interest net income                           4,510            -           4,510
                                                    ----------       --------    ----------
Net Income                                          $   97,181       $ (2,275)   $   94,906
                                                    ==========       ========    ==========


Retained Earnings:
Balance at beginning of period                      $2,482,862      $    -       $2,482,862
  Net income/(loss)                                     97,181         (2,275)       94,906
  Cash dividends declared on common stock             (262,047)          -         (262,047)
  Other adjustments, net                                   (26)          -              (26)
                                                    ----------       --------    ----------
Balance at end of period                            $2,317,970       $ (2,275    $2,315,695
                                                    ==========       ========    ==========



                                                          Financial Statements
                                                          Item 6(b) 1-A
                                                          Page 4 of 34

                           GPU, Inc. and Subsidiaries
                            Pro Forma Journal Entries
                   -----------------------------------------

                                 (In Thousands)

                                       (1)
Cash and temporary cash investment                    $ 50,000
      Notes payable                                               $ 50,000

To record the maximum amount of debt ($50 million) that could be issued by MYR under the proposed new loan agreement.

                                       (2)
Interest on notes payable                             $  3,500
      Interest accrued                                            $  3,500

To record interest expense on the $50 million of debt proposed to be issued by MYR under the new loan agreement, using an assumed interest rate of 7%.

                                       (3)
Taxes accrued                                         $  1,225
      Income tax benefit                                          $  1,225

To record the tax effect of the  interest
expense  on  the  $50   million  of  debt
proposed to be issued by MYR under the new loan agreement, at an assumed tax rate of 35%.

                                       (4)
Cash and temporary cash investments                   $ 31,039
Capital surplus                                            674
      Reacquired common stock, at cost                            $ 31,713

To record the proposed issuance and sale of 1,146,955 shares (authorized 2,500,000 limit less 1,353,045 shares sold to date) of $2.50 par value common stock at $27.06 per share as of 6/30/2000 under the Dividend Reinvestment and Stock Purchase
Plan (SEC File No. 70-7670).

                                       (5)
Cash and temporary cash investments                   $  6,765
Capital surplus                                            148
      Reacquired common stock, at cost                            $  6,913

 To  record  the   proposed   issuance  of
 250,000 shares of $2.50 par valve common stock at $27.06 per share as of 6/30/2000
 (SEC File No. 70-8695).

                                                          Financial Statements
                                                          Item 6(b) 1-A
                                                          Page 5 of 34

                           GPU, Inc. and Subsidiaries
                            Pro Forma Journal Entries
                      ------------------------------------


Notes: These pro forma financial statements do not include the impact of the ----- proposed issuance of $471 million of transition bonds, by an affiliate of
       JCP&L, to securitize the recovery of bondable stranded costs attributable to the projected net investment in the Oyster Creek Nuclear Generating Station. The proceeds would be used to paydown outstanding debt and to fund decommissioning of the plant (SEC File No. 70-9529).

       The proposed declaration and payment of common stock dividends by Met-Ed and Penelec (SEC File No. 70-9593) does not have an impact on GPU's consolidated financial statements since such dividends would be paid to GPU, Inc., the parent company of Met-Ed and Penelec (SEC File No. 70-9593).